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                                                                  EXHIBIT 23(IV)



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-00483), and related Prospectus of Fedders Corporation for the registration of 7,580,069 shares each of its Convertible Preferred and Class A stock and to the incorporation by reference therein of our report dated October 6, 1994, with respect to the consolidated financial statements and schedules of Fedders Corporation for the years ended August 31, 1994 and 1993 included in its Annual Report (Form 10-K) for the year ended August 31, 1995, filed with the Securities and Exchange Commission.



                                   /s/  ERNST & YOUNG, LLP


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Princeton, New Jersey


April 12, 1996